DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM:DNBF)

DNB Financial Corporation
Declares a $0.03 Cash Dividend

(November 17, 2011 -- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, the oldest National Bank in the greater Philadelphia region, has declared a cash dividend of $0.03 per share for the fourth quarter of 2011, to shareholders of record on December 9, 2011.  The cash dividend will be paid on December 19, 2011.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with13 locations. Founded in 1860, DNB First is the oldest national bank in the greater Philadelphia region. In addition to providing a broad array of consumer and business banking products, DNB offers brokerage and insurance services through DNB Investments & Insurance as well as investment management and trust services through DNB Wealth Management. DNB Financial Corporation’s shares are traded on Nasdaq’s Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com.